UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 2, 2012

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Union Contracts

On September 19, 2012 Verizon Communications Inc. (Verizon) reached tentative agreements with the CWA and IBEW for new three-year contracts covering approximately 43,000 associates, which were ratified by the union membership on October 19, 2012. The new contracts will run through August 1, 2015.

The new contracts include changes to medical and prescription drug plans for active and retired associates, including providing for contributions toward healthcare premiums for active employees and future retirees. Current retirees will also make contributions toward healthcare premiums for some medical plans. The agreements also make changes to legacy policies and other provisions that we believe will allow our associates to work more efficiently and cost effectively.

We estimate that Verizon will experience annual benefits cost savings as a result of the contracts in the range of $250 to $500 million, with the savings beginning in 2013 and increasing over the term of the contracts. In the fourth quarter of 2012, we do not expect cost savings as a result of the new contracts to be significant.

The estimated annual cost savings described above do not include future cost avoidance relating to limitation of pension band increases in the new contracts or to the fact that new hires will not be eligible for a defined benefit pension plan. In addition, these estimates do not include the impact of any other provisions of the contracts, including, for example, the costs associated with negotiated wage increases or any potential savings from more flexible work rules negotiated in the new contracts. The estimates also do not include the impacts of any future pension and benefit cost increases unrelated to the contracts.

As we have previously disclosed, in accordance with our accounting policy for pension and other postretirement benefits, in the fourth quarter of 2012, we will remeasure our pension and other postemployment benefit assets and liabilities based on updated actuarial assumptions including the actual return on plan assets during the year and the then current discount rate. As a result of this remeasurement and the pension annuitization transaction we announced on October 17, 2012, we expect to record a significant charge in the fourth quarter of 2012.

Hurricane Sandy

In addition, Verizon’s wireless and wireline businesses have been impacted by Hurricane Sandy through a large portion of the Northeast. Verizon is currently directing its resources toward significant remediation efforts to restore communications services to affected customers, which may take some time. It is not possible at this time to estimate the impact that the storm and the required remediation may have on Verizon’s operating results for the fourth quarter of 2012, but we expect that it could be significant.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding Verizon’s future expectations, beliefs, goals or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the factors described in Verizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in its most recent quarterly report filed with the SEC. Verizon assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: November 2, 2012	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller